EXCLUSIVE LICENSE AGREEMENT

THIS EXCLUSIVE LICENSE AGREEMENT (hereinafter the “AGREEMENT”), is made and entered into as of the 7th day of November, 2010 by and between: SECURE LUGGAGE SYSTEMS INC. (hereinafter the “Licensor”) an Alberta Company and SECURE LUGGAGE SOLUTIONS INC.

(hereinafter the “Licensee”) a Delaware Company, provides as follows:

Whereas, SECURE LUGGAGE SYSTEMS INC. (the “Licensor”) appoints SECURE LUGGAGE SOLUTIONS (the “Licensee”) as the representative of the baggage wrapping systems (hereinafter the “Systems”) developed by the “Licensor” and protected by US Patent #5,890,345 and Canadian Patent # CA 2,162,637, such patents (hereinafter the “Technology”), owned by the “Licensor” and further, the “Licensor” grants the “Licensee” the right to manufacture the “Systems, and the parties further agree as follows:

NOW, THEREFORE, in exchange for good and valuable consideration the parties agree as full and satisfactory payment of this “Agreement”, the “Licensee” tenders the sum of $500,000.00 in total consideration, payable at closing, which sum is hereby acknowledged as payable as $30,000 in cash and 1,175,000 common shares of Secure Luggage Solutions, calculated at the higher value of $0.40 per share or the market closing price per share, as of the closing date of this “Agreement”. Shares issued in payment of this “Agreement” are issued under Regulation ‘S’ of the Securities Act and are restricted for one (1) year from date of issue or until such securities are cleared by registration statement filed with the SEC. The “Licensee” grants “piggy back” registration rights on 600,000 shares of the total 1,175,000 restricted common shares.

TERMS OF THE AGREEMENT

a.

APPOINTMENT: This “Agreement” specifically appoints the “Licensee” with the rights to promote, market, advertise and purchase the “Systems” from the “Licensor” for resale or use by the “Licensee”, its assigns or customers to secure and protect any products, at any point of origin or transfer, anywhere in the supply chain of any user within the worldwide air transport industry. The “Licensor” specifically grants and provides any and all rights to the “Licensee” for the use of trademarks, certification marks, marketing materials, and other tangible and intangible assets, owned by the “Licensor” as deemed appropriate for the conduct of promoting, marketing and sales activities of the “Systems” by the “Licensee”.

b.

MANUFACTURING: Under this “Agreement” the “Licensor” will manufacture “Systems” and sell such “Systems” on an as required basis to the “Licensee”. The parties agree that “Systems” purchased by the “Licensee” will be supplied by the “Licensor” under mutually agreed and contracted terms and conditions including manufacturing and delivery schedules, unit price, payment terms, and manufacturer’s warranty that is consistent with terms and conditions available from other manufacturers. The “Licensor” grants and provides any and all rights to the “Licensee” for the joint use of engineering design, blueprints, auto cad drawings, operating programs, and other proprietary or general information required to manufacture the “Systems”, owned by the “Licensor”. This manufacturing right will not infringe on the “Licensee’s” right to design, develop and/or manufacture bag wrapping equipment that may or may not be similar in design, as long as such event does not infringe or violate the “Technology” represented in this “Agreement”.

c.

FEES AND ROYALTIES: All “Systems” whether manufactured by either the “Licensor” or the “Licensee” that represents the “Technology” and those “Systems” are operated by the “Licensee”, its assigns or its customers, in a manner that creates revenues from ongoing usage, on a fee per product processed basis ((hereinafter “fee for service”), and which ongoing revenue is received directly or indirectly by the “Licensee” is subject to a royalty payment, of ten percent (10%) of the gross revenues, calculated as all fees for services collected by the “Licensee”, less costs for federal, state or local sales taxes collected or due on the transaction, which ongoing royalties will be remitted on a quarterly basis to the “Licensor”. Further, the “Licensee” agrees to pay the “Licensor” a manufacturing royalty fee of ten percent (10%) of the total manufacturing cost on only those “Systems”, representing the “Technology”, manufactured by the “Licensee”, excluding any and all federal, state or local sales taxes or government levies of any kind, as onetime royalties. Such onetime royalty fees would total all royalties due and payable, in situations where the “System” is purchased outright by the “Licensee’s” customer. Payment of such onetime royalty fees, on “Systems” manufactured by the “Licensee”, would be considered a royalty advance payment against future royalties due in situations whereby the “System” is operated by the “Licensee”, assigns or customers in a manner that creates ongoing revenues from a “fee for service” basis, and which ongoing revenue is received directly or indirectly by the “Licensee”.

d.

EXPIRY AND TERMINATION: The term of this “Agreement” will be for five (5) years, from the date written above, and shall automatically terminate upon appointment of a Receiver or Receiver Manager over any of the assets or undertakings of the “Licensee”, notwithstanding that this “Agreement” shall survive a declaration of insolvency, winding up, liquidation or bankruptcy of the “Licensor”, whether voluntary or involuntary. Upon expiry of the first five (5) year term, so long as the “Licensee” is not then in default, this “Agreement” shall automatically be deemed extended for an additional five (5) year term; and thereafter for successive terms upon mutual agreement by both parties.

e.

INTELLECTUAL PROPERTY: The “Licensee” acknowledges that ownership of the trade marks, certification marks, trade names and all rights in the nature of patent, industrial design, design patent, copyright, integrated circuit topography, whether registered or unregistered in any country, in any way associated with the “Technology”, including improvements thereto, are and will be the absolute property of the “Licensor”. In the event of termination, the “Licensee” will immediately cease its activities under this “Agreement” and will cease to make use of and will return to “Licensor”, at the “Licensee’s” expense, all confidential information, trademarks, certification marks, trade names or marketing materials, and other tangible and intangible assets, owned by the “Licensor”. These obligations survive the termination of this “Agreement.”

f.

RELEASE OF CLAIMS: In consideration of the execution and delivery of this “Agreement” by the “Licensee”, the “Licensor” hereby irrevocably, unconditionally, and forever releases, acquits, and discharges, the “Licensee” and the “Licensee’s” officers, directors, shareholders, employees, agents, accountants, attorneys, contractors, and other representatives and each of them (hereinafter the “Released Parties”) from any and all claims, charges, liabilities, injuries, obligations, losses, debts, demands, rights, actions and causes of action which the “Licensor” may have against the “Released Parties”, or any of them. It is understood that there is a risk that subsequent to the execution and delivery of this “Agreement” losses, damages, claims, or injuries might be incurred which are unknown or unanticipated, for whatever reason, at the time of the execution and delivery of this “Agreement.” It is nonetheless specifically agreed that the release specified in this “Agreement” is fully and completely effective, regardless of any present lack of knowledge by the “Licensor” as to any claims, charges, complaints, liabilities, obligations, debts, suits, demands, grievances, losses, damages, costs, expenses, rights, actions or causes of action, or as to any possible fact or circumstance relating in any manner to the matters for which the release specified herein is made.

g.

INDEMNITY: The Licensee indemnifies and agrees to indemnify, fully protect, save harmless and defend the “Licensor” and its directors, officers, employees, agents and independent contractors against or from any and all losses arising as a consequence of any claims which may be made by any persons against the “Licensor” arising out of, or as a result of the obligations, actions or inactions of the “Licensee”, and its employees, assigned agents, contracts for use on a “fee for service” basis with industry stakeholders, independent contractors, for the operation or sale of the “Systems” under this Agreement.

h.

NOTICE OF INFRINGEMENT: The “Licensee” shall promptly notify the “Licensor” of any infringement of the “Technology” and any litigation instituted by any person, firm, corporation, or governmental entity against the “Licensee” involving the “Technology” or the ownership thereof. The “Licensor” will, at its expense and at the “Licensee’s” request, defend any claim or action brought against the “Licensee” to the extent it is based on a claim that the “Technology” infringes or violates any patent, copyright, trademark, trade secret or other proprietary right of a third party, and the “Licensor” will indemnify and hold “Licensee” harmless from and against any liability, loss, damages, costs, fees or expenses, incurred by the “Licensee,” including, but not limited to, fees of attorneys and other professionals; provided the “Licensor” is notified promptly in writing and is given all necessary information and the authority required for the defence and settlement of any such suit or proceeding. The “Licensor” will not settle or compromise any claim or action on the “Licensee’s” behalf without the “Licensee’s” written permission, and in the event the “Licensee” and the “Licensor” agree to settle a claim or action, the “Licensor” agrees not to disclose the settlement nor to permit the party claiming infringement to disclose the settlement without first obtaining the “Licensee’s” prior written permission.

i.

NOTICES: All notices or other documents to be given pursuant to this “Agreement” will be in writing and will be delivered by hand, mail, electronic delivery, or courier service at the following addresses or to such other address as may be provided from time to time.

LICENSOR:	LICENSEE:

SECURE LUGGAGE SYSTEMS INC.	SECURE LUGGAGE SOLUTIONS INC.
M.P.O. Box 1555	2375 East Camelback Road, 5th Floor
Edmonton, Alberta, Canada T5J 2N7	Phoenix, Arizona 85016, USA

j.

GOVERNING LAW: The parties agree that the application of the United Nations Convention Contracts for the International Sale of Goods does not apply to this Agreement and is strictly excluded. This agreement is governed by and will be construed in accordance with the laws of the State of Arizona, USA.

k.

DISPUTE RESOLUTION: If the parties are unable to resolve a dispute themselves, the parties agree that all disputes, differences, controversies, questions or claims arising out of or in any related to this Agreement, or the negotiation, validity, interpretation, performance, existence, breach violation or termination thereof, shall be finally settled by binding arbitration from which there shall be no appeal, and the arbitration shall be in accordance with the International Commercial Arbitration Act (Alberta). The number of arbitrators shall be one. The place of the arbitration shall be Edmonton, Alberta, Canada. The language to be used in the arbitral proceedings shall be English.

l.	CURRENCY: Unless otherwise specifically provided in this Agreement, all references to dollar amounts or prices are expressed in terms of lawful money of the United States of America.

(Intentionally Left Blank)

This “Agreement” may not be superseded, amended, assigned or added to except by an agreement in writing, signed by the parties hereto, or their respective successors-in-interest.

This “Agreement” shall be binding upon and shall inure to the benefit of the parties hereto, their beneficiaries, heirs, representatives, assigns, and all other successors in interest.

The invalidity or unenforceability of any provision of this “Agreement” will not affect the validity or enforceability of any other provision of this “Agreement”.

The “Agreement” may be executed in as many counterparts as are necessary and all counterparts together shall constitute the “Agreement”. Facsimile signatures shall and do hereby constitute valid approval of the “Agreement”.

The “Licensor’s” and the “Licensee’s” officers, directors, employees, agents, accountants, attorneys, contractors, and other representatives are hereby authorized to take all such further action and to execute, acknowledge, deliver, and/or file all such other instruments and documents in the name of the “Licensor” or “Licensee” as in their judgment shall be necessary, proper, or advisable, in order to fully carry out the intent and to accomplish the purposes of the “Agreement”.

IN WITNESS WHEREOF, the parties have executed this Exclusive License Agreement as of the day and year first above written.

For: Secure Luggage Systems Inc.	For: Secure Luggage Solutions Inc.
By: “Signed”	By: “Signed”

On Behalf of its Board of Directors	Its: President and CEO

Date: November 7, 2010	Date: November 7, 2010

Witness: “Signed”	Witness: “Signed”